EXHIBIT 3.1

Federal Home Loan Bank of Seattle
Bylaws
(As amended July 30, 2009)
ARTICLE I

Offices

Section 1. Principal Office
The principal office of the Federal Home Loan Bank of Seattle (“Bank”) shall be located in Seattle, Washington.

Section 2. Other Offices
In addition, the Bank may maintain offices at any other place(s) designated by its Board of Directors (“Board”).

ARTICLE II

Stockholders' Meetings

Section 1. Annual Meeting
The stockholders of the Bank (“Stockholders”) are also known as its members. The Stockholders' annual meeting shall be held each year at such time and place as the Board may designate. Notice of such meeting shall be given to all Stockholders in accordance with these Bylaws. At the annual meeting any appropriate business may be transacted, and the Bank's officers shall make a report of the Bank's financial condition and its performance during the preceding year. The Board or any officer thereof may submit such other matters to the Stockholders' meeting as they may deem to be appropriate. The Stockholders may discuss the affairs of the Bank and may make recommendations to the Board.

Section 2. Special Meetings
Special Stockholder meetings shall be called by the Board upon the written request of a majority of the Board members (“Directors”) or the Bank's President. The Board, the Chairman of the Board, or the President shall designate the time and place for the special Stockholders' meeting to be held not less than fifteen days, and not more than sixty days, after the request therefor. If a time and place for the special Stockholders' meeting have not been so designated for a period of thirty days after the request for a special Stockholders' meeting, the Secretary shall designate the time and place for the special Stockholders' meeting. The Secretary shall cause to be delivered to each Stockholder, according to the latest contact information shown in the Bank's records, a notice of the special Stockholders' meeting, in accordance with these Bylaws.

Section 3. Notice to Stockholders for Annual and Special Meetings
Any notice to Stockholders required or permitted under the Federal Home Loan Bank Act, as amended from time to time (the “Act”), the rules and regulations of the Federal Housing Finance Agency (the “Finance Agency”) made under the Act, as such rules and regulations may be amended from time to time (the “Rules and Regulations”), or these Bylaws shall be provided in accordance with this Article II, Section 3, except where a specific term of notice is specified by the Act, the Rules and Regulations, or these Bylaws. Notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be provided in accordance with these Bylaws, by or at the direction of the Board, the Chairman of the Board, the President, or the Secretary to each Stockholder entitled to notice of, and if applicable, to vote at the meeting. Unless otherwise required by applicable law or regulation, notice of the meeting shall be provided not less than 10 and not more than 60 days before the meeting. If an annual or special meeting of Stockholders is adjourned to a different date, time, or place, no notice of the new date, time, or place is required if they are announced at the meeting before adjournment. If a record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be provided to Stockholders entitled to notice of or to vote as of the new record date.
(a) Form of Notice
(1) Notice Provided in a Tangible Medium. Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, facsimile, or any equipment that transmits a facsimile of the notice.
(2) Electronic Notice. Notice may be provided in an electronic transmission and electronically transmitted (electronic notice). Electronic notice includes material required or permitted to accompany the notice by the Act, the Rules and Regulations, or other applicable statute or regulation.
(3) Posting Notice on an Electronic Network. Notice to Stockholders may be provided by posting the notice on an electronic network and delivering to the Stockholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.
(b) Effectiveness of Notice. Notice given by mail is effective when deposited in the United States mail, first-class postage prepaid, properly addressed to the Stockholder at the Stockholder's address as it appears in the Bank's current record of Stockholders. Notice given by facsimile equipment or other equipment that transmits a facsimile of the notice is effective when dispatched to the Stockholder's facsimile number or other number appearing in the records of the Bank. Notice given by private courier or other personal delivery is effective when received by a Stockholder. Electronic notice is effective when it is electronically transmitted or posted in accordance with these Bylaws.

Section 4. Quorum
The Stockholders present shall constitute a quorum at any Stockholders' meeting.

ARTICLE III

Board of Directors

Section 1.         Director Elections
(a) Number and Qualifications. The Board shall consist of thirteen persons or such other number as may be provided by the Act and the Rules and Regulations. Directors are divided into two classes: (1) those who are elected by a plurality of the votes of the members of a state located in the district from among eligible persons nominated by a member institution within that state (“Member Directors”); and (2) those who are elected by a plurality of the votes of the members of the Bank at large from among eligible persons nominated by the Board after consultation with the Affordable Housing Advisory Council of the Bank (“Independent Directors”). Member Directors must constitute a majority of the Board and Independent Directors must constitute not less than forty percent of the Board. At least two Independent Directors must also qualify as Public Interest Directors. The Directors shall be nominated and elected in such manner for such terms of office as provided in the Act and the Rules and Regulations and shall meet and maintain the eligibility requirements in the Act and the Rules and Regulations.
(b) Nominating Independent Directorships. The committee responsible for corporate governance shall make recommendations to the board on nominations for independent directorships. Factors that the committee may consider include, but are not limited to, current or prior experience on the board, qualifications of nominees, and skills and experience most likely to add strength to the board. The committee may solicit potential nominees from members; trade groups; organizations representing affordable housing, economic development, consumer or community interests; or other interested parties.
(c) Consultation with the Affordable Housing Advisory Council. The chairman of the board and the chairman of the committee responsible for corporate governance, or their designees, shall meet with the Affordable Housing Advisory Council to discuss potential nominations for independent directorships. The chairman of the board, or his or her designee, shall then report the results of the meeting at the next meeting of the board of directors.
(d) Vacancies. As soon as practicable after any vacancy occurs, the Board of Directors shall elect, by a majority vote of the remaining Directors, a qualified individual to fill the unexpired term of office of the vacant directorship, as provided in the Act and Regulations.

Section 2. Regular Meetings
Regular Board or committee meetings may be held at such time and place as shall be determined from time to time by the Board or committee; provided, however, that in-person meetings shall be held at least six times annually, or as may otherwise be required by applicable law, rules or regulations.

Section 3. Special Meetings
Special Board meetings may be called by the Chairman of the Board or the President, or upon the written request of three Directors. Special committee meetings may be called by the Chairman of the Board, the President, or the committee Chair.

Section 4. Meetings by Communications Equipment
Members of the Board or any committee designated by the Board may participate in a meeting of the Board or committee by, or conduct any such meeting through the use of, any means of communication by which all Directors participating in any such meeting can hear each other during the meeting, and participation in this manner shall constitute presence in person at a meeting.

Section 5. Notice of Special Meetings
Notice of a special Board or committee meeting stating the place, day, and hour of the meeting shall be provided to each Director as provided below. Neither the business to be transacted at, nor the purpose of any special meeting, need be specified in the notice of the meeting. Notice of the meeting shall be given not less than five days before the meeting for notice by mail and not less than three days before the meeting for all other types of notice, except that meetings by communications equipment may be held upon notice by mail at least three business days before the meeting or by oral notice or facsimile or electronic notice not less than twenty-four hours before the meeting.
(a) Type of Notice
(1) Oral Notice. Oral notice may be communicated in person, by telephone, wire or wireless equipment that does not transmit a facsimile of the notice, or by any electronic means that does not create a record.
(2) Notice Provided in a Tangible Medium. Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, facsimile, or any equipment that transmits a facsimile of the notice.
(3) Electronic Notice. Notice may be provided in an electronic transmission and be electronically transmitted (electronic notice). Directors are deemed to have consented to receive electronic notices unless they revoke such consent in accordance with these Bylaws. Unless consent is so revoked, each Director shall designate the address, location, or system to which notices may be electronically transmitted. Electronic notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Act, the Rules and Regulations or other applicable statute or regulation. A Director may revoke consent to receive notice by electronic transmission by delivering a revocation to the Bank.
(4) Posting Notice on an Electronic Network. Notice to Directors who have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the Director a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.
(b) Effectiveness of Notice. Notice given by mail is effective three days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed to the Director at his or her address shown on the records of the Bank. Notice is effective on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Notice given by facsimile equipment or other equipment that transmits a facsimile of the notice is effective when dispatched to the Director's facsimile number or other number appearing on the records of the Bank. Notice given by private carrier or other personal delivery is effective when received by the Director. Electronic notice is effective when it is electronically transmitted to or posted in accordance with these Bylaws. Oral notice is effective when received by the Director. Notice given by wire or wireless equipment that does not transmit a facsimile of the notice or by any electronic means that does not create a record is effective when communicated to the Director.

Section 6.  Waiver of Notice
(a) By Delivery of a Record. A Director may waive any notice required to be given to him or her under the provisions of these Bylaws, the Act, or the Rules and Regulations, before or after the date and time stated in the notice, and the waiver shall be equivalent to the giving of notice. The waiver must be delivered by the Director to the Bank for inclusion in the minutes or filing with the corporate records. The waiver shall be set forth either in an executed written record or, if the Bank has designated an address, location, or system to which the waiver may be electronically transmitted and the waiver has been electronically transmitted to the designated address, location, or system, in an executed electronically transmitted record. Neither the business to be transacted at, nor the purpose, of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of the meeting.
(b) By Attendance. A Director's attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of the meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not vote for or assent to action taken at the meeting.

Section 7. Quorum; Voting
At any meeting of the Board, or a committee thereof, a majority of the Directors or a majority of the committee members, as the case may be, shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time until a quorum is present. In the event of an emergency, all available members of the Board shall be considered a quorum for Board action in accordance with Article VI, Section 7 of these Bylaws. Except as may be otherwise required by applicable law or these Bylaws, the act of a majority of Directors or committee members, as the case may be, present at a meeting at which a quorum is present shall be the act of that Board or committee.

Section 8. Presumption of Assent
A Director who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless: (a) the Director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting any business at the meeting; (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the Director delivers notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Bank within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

Section 9. Action by Board or Committees without a Meeting
Any action that could be taken at a meeting of the Board or of any committee of the Board may be taken without a meeting if one or more consents setting forth the action so taken are executed by all the Directors or by all the members of the committee either before or after the action is taken and delivered to the Bank, each of which shall be set forth in an executed written record or, if the Bank has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an executed electronically transmitted record. Action taken by consent of Directors without a meeting is effective when the last Director executes the consent, unless the consent specifies a later effective date. The consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

Section 10. Resignation of Directors and Committee Members
Any Director may resign from the Board or any committee of the Board at any time by delivering an executed notice to the Chairman of the Board, the President, the Secretary, or the Board. The resignation is effective upon delivery unless the notice of resignation specifies a later effective date and, unless otherwise specified, the acceptance of the resignation shall not be necessary to make it effective.

Section 11. Officers of the Board
The officers of the Board shall be a Chairman and a Vice Chair, each elected by a majority of the Board from among the Directors for a two-year term, and a Secretary. The Corporate Secretary shall serve as Secretary to the Board. The Vice Chair shall act as the Chairman in the event of a vacancy in the position of Chairman, or during the absence or disability of the Chairman, and in such event the term of such Vice Chair shall not change and shall remain the term for which the Vice Chair was originally elected. A majority of the Board shall designate from among the Directors an Acting Vice Chair for any period during which the Vice Chair is not available to carry out the requirements of the position of Vice Chair for any reason. A majority of the Board shall designate from among the Directors an Acting Chairman for any period during which the Chairman, the Vice Chair, and the Acting Vice Chair are not available to carry out the requirements of the position of Chairman for any reason. At any regular or special meeting of the Board a majority of the Board may remove any person from the position of Chairman, Vice Chair, Acting Chairman, or Acting Vice Chair for good cause. These officers shall have such duties as are usually incident to their respective offices and such as may be assigned to them by the Board. The Chairman shall preside at all meetings of the Board and/or Stockholders.

Section 12. Order of Business
At Board meetings, business shall be transacted in such order as, from time to time, the Board may determine.

Section 13. Policies
The Board and appropriate Board committees shall review and adopt in accordance with applicable laws, rules and regulations such policies and plans as may be required by law and the Finance Agency from time to time.

Section 14. Committees
The Board may, by resolution adopted by a majority of the Board, designate one or more committees, each committee to consist of two or more Directors. Any committee required by the Act, the Rules and Regulations, or other applicable law or regulation shall be established pursuant to, and shall at all times comply with, such applicable requirements. The Board shall also designate the Chair and Vice Chair of each committee. All committees shall, to the extent possible, include a Member Director and an Independent Director. A committee shall, to the extent allowed by law and regulation, and in accordance with these Bylaws, have and may exercise all the powers and authority granted to it by the Board. All committees shall, subject to Board approval, establish a committee charter that sets forth the purpose and operation of the committee. All committees shall meet as necessary, and shall report to the Board as and when required. The Chairman of the Board shall be an ex officio member of every Board committee but is not required to attend all meetings. The presence of the Chairman of the Board at a committee meeting may be counted for determining whether a quorum is present, and the Chairman of the Board may vote at a meeting at which his or her attendance is required to attain a quorum. Each Board committee shall hold meetings at such time and in such place as may be determined from time to time by the Chair of the committee. Prior notice of the time, place, and agenda of any committee meeting shall be given in accordance with Article III of these Bylaws.

Section 15. Designation of Depositories
The Board shall designate the trust company(ies) or bank(s) in which shall be deposited the monies or securities of the Bank as needed.

Section 16. Compensation of Directors and Committee Members
The Board shall adopt a written policy to provide for reasonable Director compensation, subject to the requirements of the Act, the Rules and Regulations, and any other applicable statute or regulation. Directors and committee members may be paid for their service as Directors and committee members in such amounts and form as specified in such policy, which may include, without limitation, their expenses, if any, relating to attendance at each Board and committee meeting, a fixed sum for attendance at each Board and committee meeting, or a stated salary as Director or a committee member, and such other compensation as the Board may determine.

ARTICLE IV

Officers and Employees

Section 1. Officers
The corporate officers of the Bank shall be a President, one or more Vice Presidents (any one or more of whom may be designated as Executive Vice President, Senior Vice President, First Vice President, or Vice President), a Chief Financial Officer and a Corporate Secretary. The President shall be the chief executive officer of the Bank and as such shall be primarily responsible for the operation and management of the Bank. One person may hold any two offices. All corporate officers shall be elected by the Board and shall hold office from the effective date of their election until their respective successors are elected and qualified or until their death, resignation, or removal from office by the Board. The Board may also appoint such other officers as they shall deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board. The officers shall have such powers and duties as are usually incident to their respective offices and such as may be assigned to them by the Board. They shall have full responsibility for the operation of the Bank under the direction of the Board. They shall make full reports to the committees of the Board of matters under consideration or to be considered by such committee and shall see that a full report of the operation of the Bank is made to the Board at each regular meeting. The President shall have the authority to appoint and remove functional officers, such as Associate Vice Presidents and Assistant Vice Presidents. Functional officers shall hold positions that report directly to a corporate officer and shall have such powers and duties as are usually incidental to their respective offices and as may be assigned to them by the President or the corporate officers.

Section 2. Resignation of Officers
Any officer may resign at any time by delivering an executed notice to the Bank. The resignation is effective upon delivery, unless the notice of resignation specifies a later effective date, and, unless otherwise specified, the acceptance of the resignation shall not be necessary to make it effective.

Section 3. Removal of Officers
Any officer may be removed by the Board at any time, with or without cause. The President may remove any functional officer at any time, with or without cause.

Section 4. Employees and Legal Counsel
There shall be such other employees as the Board or President may authorize, and they shall have such duties as shall be assigned to them by the Board or the Bank's President. The Board, and all committees thereof, and the officers of the Bank may retain such outside attorneys, auditors, consultants, or experts, at the expense of the Bank, as they each may deem necessary from time to time.

Section 5. Compensation
The Board or a committee delegated by the Board annually shall adopt an appropriate resolution showing the contemplated compensation of the President during the next calendar year.

ARTICLE V

Capital Stock

Section 1. Issuance and Form
Each Stockholder shall acquire and retain capital stock in the manner and amount prescribed by the Act, the Rules and Regulations, and the capital plan of the Bank. Capital stock shall be issued in such form as prescribed or permitted by the Act and the Rules and Regulations.

Section 2. Transfers
Shares of stock of the Bank may be transferred only in accordance with the Act, the Rules and Regulations, and the capital plan of the Bank. No transfer of shares of stock of the Bank shall be effective unless such transfer has been recorded on the books of the Bank.

Section 3. Dividends
Dividends may be declared by the Board in accordance with the dividend policy(ies) established by the Finance Agency from time to time and the capital plan of the Bank, as amended from time to time.

Section 4. Redemption/Repurchase
The manner of redemption/repurchase of capital stock shall be governed by the Act, the Rules and Regulations, and the capital plan of the Bank.

ARTICLE VI

General Provisions

Section 1. Books and Records
The Bank shall:
(a) Keep as permanent records minutes of all meetings of its Stockholders and the Board, a record of all actions taken by the Stockholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the Bank. Minutes of all Stockholder meetings and Board meetings shall be signed by the presiding officer or Director and attested to by the Secretary or any other officer or Director appointed to act as secretary at such meetings. The originals of such minutes shall be preserved by the Bank in minute books in the custody of the Secretary but available to any member of the Finance Agency or to its examiners or other official representatives.
(b) Maintain appropriate accounting records.
(c) Maintain a record of its Stockholders, in a form that permits preparation of a list of the names and addresses of all Stockholders, in alphabetical order by class of shares showing the number and class of shares held by each.
(d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.
(e) Keep a copy of the following records at its principal office:
(1) the Organization Certificate and all amendments thereto as currently in effect;
(2) these Bylaws and all amendments thereto as currently in effect;
(3) the minutes of all meetings of Stockholders and records of any action taken by Stockholders without a meeting, for the past three years;
(4) the financial statements from annual and quarterly reports, for the past three years;
(5) all communications in the form of a record to Stockholders generally within the past three years; and a list of the names and business addresses of the current Directors and officers.

Section 2. Budget
Annually, the President of the Bank shall prepare and submit to the Board a proposed budget for the following calendar year. The Board shall promptly consider the proposed budget and shall adopt a budget.

Section 3. Indemnification
(a) Definitions and Rules of Construction.
(1) Definitions for purposes of this Section.
(i) “Advancement of expenses” has the meaning set forth in Section 3(d).
(ii) “Finally adjudged” means determined by a final judicial decision from which there is no further right to appeal.
(iii) “Indemnitee” has the meaning set forth in Section 3(b)
(iv) “Liability” means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.
(v) “Party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.
(vi) “Proceeding” means any threatened, pending, or completed claim, action, suit, hearing, arbitration, alternate dispute resolution mechanism, or proceeding, whether brought by or in the right of the Bank or otherwise, whether of a civil, criminal, administrative, or investigative nature and whether formal or informal, including any appeal or other proceeding for review.
(vii) “Settlement” includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere.
(viii) “Undertaking” has the meaning set forth in Section 3(d).
(2) Unless the context otherwise requires, references in this Section to any individual or other person, including the Bank, shall include the estate, personal representative, successors, assigns, executor and administrator thereof. The provisions of this Section shall apply to any application for indemnification of an indemnitee that is pending on or filed after the effective date of this Section, without regard to whether the application for indemnification concerns actions taken prior to the effective date of this Section.
(b) Right to Indemnification. Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any proceeding, by reason of the fact that he or she is or was a Director or officer of the Bank or, that being or having been a Director or officer of the Bank, he or she is or was serving at the request of the Bank as a director, officer, partner, trustee, employee, member or agent of the Affordable Housing Advisory Council or another corporation, partnership, joint venture, trust, employee benefit plan, trade association, fiscal agent or other enterprise (an “indemnitee”), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, partner, trustee, employee, member or agent, shall be indemnified and held harmless by the Bank against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys' fees, costs, judgments, fines, excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by the indemnitee in connection with the proceeding, and the indemnification shall continue as to an indemnitee who has ceased to be a Director or officer of the Bank or a director, officer, partner, trustee, employee, member or agent of the Affordable Housing Advisory Council or another corporation, partnership, joint venture, trust, employee benefit plan, trade association, fiscal agent or other enterprise and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in Section 3(e) with respect to proceedings seeking to enforce rights to indemnification, the Bank shall indemnify the indemnitee in connection with a proceeding (or part of a proceeding) initiated by the indemnitee only if a proceeding (or part of a proceeding) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right.
(c) Restrictions on Indemnification. No indemnification shall be provided to any indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for any transaction with respect to which it was finally adjudged that the indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the Bank is otherwise prohibited by applicable law from paying indemnification.
(d) Advancement of Expenses. The right to indemnification conferred in this Section shall include the right to be paid by the Bank the expenses incurred in defending any proceeding in advance of its final disposition (an “advancement of expenses”). An advancement of expenses shall be made upon delivery to the President of the Bank, or if the indemnitee is its President, to the Chief Counsel of the Bank, of an undertaking (an “undertaking”), by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be finally adjudged that the indemnitee is not entitled to be indemnified.
(e) Right of Indemnitee to Bring Suit. If a claim under Section 3(b) or 3(d) of these Bylaws is not paid in full by the Bank within 60 days after a written claim has been received by the Bank, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 30 days, the indemnitee may at any time thereafter bring suit against the Bank to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of litigating the suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the Bank) and thereafter the Bank shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.
(f) Nonexclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Organization Certificate or Bylaws of the Bank, general or specific action of the Board, contract or otherwise. Notwithstanding any amendment or repeal of this Section, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to this Section, any indemnitee shall be entitled to indemnification in accordance with the provisions of these Bylaws and those procedures with respect to any acts or omissions of the indemnitee occurring prior to the amendment or repeal.
(g) Insurance, Contracts and Funding. The Bank may maintain insurance, at its expense, to protect itself or any indemnitee against any expense, liability or loss, whether or not the Bank would have the authority or right to indemnify the person against the expense, liability or loss under the Act, the Rules and Regulations, or other law. The Bank may enter into contracts with any Director, officer, partner, trustee, employee or agent of the Bank in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of the amounts as may be necessary to effect indemnification as provided in this Section.
(h) Indemnification of Employees and Agents of the Bank. In addition to the rights of indemnification set forth in Section 3(b) and 3(d), the Bank may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the Bank (a) with the same scope and effect as the provisions of this Section with respect to indemnification and the advancement of expenses of Directors and officers of the Bank or (b) as are otherwise consistent with law.

Section 4. Corporate Seal and Signing of Papers
The seal of the Bank shall be in the charge of the Secretary for his or her discretionary use with respect to certification of Bank documents. No seal shall be necessary to make any contract or other document valid. All contracts, deeds, bonds, assignments, releases or other documents of the Bank, except checks, shall be signed in the name of the Bank by any officer or any other authorized person. Checks in amounts of $10,000 or less shall be signed by at least one authorized officer or by at least one other authorized person. Checks in amounts exceeding $10,000 shall be signed by any two authorized officers or by any authorized officer and any other authorized person.

Section 5. Operations
The Bank shall operate and do business within the provisions of the Act, the Rules and Regulations, the Organization Certificate, these Bylaws, any other applicable laws, rules, and regulations, and such directives not inconsistent with the foregoing as the Board may from time to time adopt.

Section 6. Fiscal Year
The fiscal year of the Bank shall begin on the first day of January.

Section 7. Emergency Action
In the event of an emergency, the President (or in the President's absence, two or more of the highest ranking and available officers of the Bank), is authorized to declare that an emergency exists and to take such actions as are considered necessary or appropriate in order to address such emergency or to provide for the uninterrupted continuance of the business of the Bank. To the extent possible or practicable, the entire Board shall be notified of the emergency and of the emergency actions being considered. Notwithstanding the preceding, whenever the aforementioned officers are of the opinion that an emergency exists and that notification to the Board is not possible or is impractical under the circumstances, such officers shall have authority to declare that an emergency exists and to take such actions as they deem to be necessary or appropriate to effectuate the purposes of this provision. In the event of an emergency, all available members of the Board shall be considered a quorum for Board action. Any provisions of these Bylaws and any Board resolutions that are contrary to this provision shall be suspended until it shall be determined by said officers or Board members that the conduct and management of the Bank shall resume under the otherwise applicable Bylaws provisions and resolutions. For purposes of this provision, “emergency” means any condition that: (i) significantly interferes, or may significantly interfere, with the conduct of normal business operations of the Bank; or (ii) poses an imminent or existing threat to the safety and security of persons or property, or both. Without limitation, an emergency condition, as defined hereinabove, may arise as a result of any one or more of the following: fire; earthquake; flood; wind, rain or snow storm; power failure; labor dispute; transportation failure; war or warlike condition; act or threatened act of terrorism; bombing or bomb threat; and riot, civil commotion or other acts of lawlessness or violence.
Section 8. Amendment
These Bylaws may be amended by the affirmative vote of a majority of the Directors.

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